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                                                                  EXHIBIT 10.109

                              EMPLOYMENT AGREEMENT

         Employment Agreement, effective as of August 1, 2000 by and between Staff Builders, Inc., a New York corporation ("Staff Builders" or the "Corporation") and Alan Levy who resides at 1983 Marcus Ave., Lake Success NY, 11042 ("EMPLOYEE").

         WHEREAS, Staff Builders wishes to secure the services of the EMPLOYEE on the terms and conditions set forth below; and

         WHEREAS, the EMPLOYEE represents that he has no restrictions on employment arising out of any previous employment agreements and the EMPLOYEE is willing to accept employment with Staff Builders on such terms and conditions.

         NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders and the EMPLOYEE do hereby agree as follows:

         1. EMPLOYMENT. Staff Builders will employ the EMPLOYEE as Senior Vice President Finance, Chief Financial Officer and Treasurer in accordance with the terms and provisions of this Agreement. In addition, EMPLOYEE has been appointed as the Senior Vice President- Finance & Chief Financial Officer of Staff Builders' ATC Healthcare Services, Inc. ("ATC") subsidiary.

         2. DUTIES. The EMPLOYEE shall report to the President of Staff Builders and shall be responsible for the management of all aspects of the financial function and related responsibilities of Staff Builders. The EMPLOYEE shall perform such other duties as shall be assigned to the EMPLOYEE by the Chairman and/or President of Staff Builders. The EMPLOYEE shall devote his full business time, attention and skill to the performance of his duties hereunder and to the advancement of the business and interests of Staff Builders.

         3. TERM. This Agreement shall be effective on August 1, 2000 and shall remain in effect until July 31, 2002 unless terminated earlier pursuant to the terms hereof.

         4. COMPENSATION.

            (a) Salary. The EMPLOYEE shall be paid in weekly installments at the rate of $150,000 per annum for the period August 1, 2000 through July 31, 2001 and $160,000 per annum for the period August 1, 2001 through July 31, 2002.

            (b) Benefits. The EMPLOYEE shall be eligible to receive and participate in all health, medical or other insurance benefits which Staff Builders provides or makes available to its employees.


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            (c) Expenses. Staff Builders shall reimburse the EMPLOYEE for all reasonable and necessary expenses upon submission by the EMPLOYEE of receipts, accounts or such other documents reasonably requested by Staff Builders.

            (e) Vacation. The EMPLOYEE shall earn fifteen (15) days vacation each year during the term of the Agreement. (f) Car Allowance - EMPLOYEE shall be entitled to an annual car allowance of $6,000, paid on a weekly basis.

         5. TERMINATION: RIGHTS AND OBLIGATIONS UPON TERMINATION.

            (a) If the EMPLOYEE dies during the Term, then the EMPLOYEE's employment under this Agreement shall terminate. In such event, the EMPLOYEE's estate shall be entitled only to compensation and expenses accrued and unpaid as at the date of the EMPLOYEE's death.

            (b) If, as a result of the EMPLOYEE's total incapacity due to physical or mental illness, whether or not job related, the EMPLOYEE is absent from his duties hereunder for 90 consecutive days, the EMPLOYEE's employment hereunder shall terminate. In such event, the EMPLOYEE shall be entitled to severance, payable at the then weekly base salary for a period of three (3) months, and expenses accrued and unpaid as at the date of termination of the EMPLOYEE's employment.

            (c) The Corporation shall have the right to terminate the EMPLOYEE's employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the EMPLOYEE's employment if (i) the EMPLOYEE assigns, pledges, or otherwise disposes of his rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the EMPLOYEE deliberately or intentionally fails or habitually neglects to fulfill his obligations under this Agreement (except by reason of incapacity due to physical or mental illness or disability), has engaged in willful misconduct or has acted in bad faith; (iii) the EMPLOYEE has breached Section 7 of this Agreement; (iv) the EMPLOYEE has committed a felony or other crime involving moral turpitude or perpetrated a fraud or other dishonest acts against the Corporation; or (v) the EMPLOYEE has engaged in deliberate or reckless acts which place the Employer's officers, employees, customers or invitees in immediate physical danger or deliberate or reckless acts which result in damage to or destruction of Employer's property. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the EMPLOYEE the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof.

            (d) In the event that at any time after a Change in Control ( as defined below) but prior to the end of six (6) months after such Change of Control, the EMLOYEE is discharged for any reason other than for Cause (as defined below) or resigns for any reason (other than due to termination for Cause), the EMPLOYEE shall begin to receive within thirty (30) days after such discharge or resignation a severance payment of six (6) months salary at the same rate of pay in effect at the date or the Change in Control to be paid in weekly installments for the six (6) month period following such discharge or resignation. Notwithstanding anything contained herein to the contrary, such severance payments shall not continue beyond the end of the term of this Agreement. A "Change in Control" shall be deemed to occur when a



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person, corporation, partnership association or entity (x) acquires a majority of the outstanding voting securities of Staff Builders, Inc., a Delaware corporation ("SBLI") or (y) acquires securities bearing a majority of the voting power with respect to election of directors of SBLI or (z) acquires substantially all of SBLI's assets.

            (e) The obligations of the Corporation and the EMPLOYEE pursuant to this Section 5 shall survive the termination of this Agreement.

         6. NOTICES. Any written notice permitted or required under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:

         if to Staff Builders:              Staff Builders, Inc.
         ---------------------              1983 Marcus Avenue,
                                            Lake Success, New York  11042
                                            Attn:             President

         if to the EMPLOYEE:                Alan Levy
         ---------------------------        1983 Marcus Avenue,
                                            Lake Success, New York  11042


         Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.

         7. CONFIDENTIALITY OBLIGATIONS; NON-COMPETITION BY EMPLOYEE.

            (a) The EMPLOYEE acknowledges that in the course of performing his duties for Staff Builders, Inc. and ATC Healthcare Services, Inc., EMPLOYEE will be made privy to confidential and proprietary information. The EMPLOYEE covenants and agrees that during the term of this Agreement and at any time after the termination of this Agreement, he will not directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, disclose to others or use for his own benefit or cause or induce others to do the same, any proprietary or confidential information or trade secrets of Staff Builders or ATC, including but not limited to, any matters concerning the business or operations of Staff Builders or ATC, including its plans, procedures or methods of operations, any lists of clients or business contacts, any information concerning specialty programs or business development, other work product or records of Staff Builders or ATC, other than in the performance of his duties hereunder.

            (b) The EMPLOYEE agrees that, during the term hereof and for six (6) months following the termination hereof (the "Restrictive Covenant Period"), he will not, within the United States (A) compete, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, with the home health care or supplemental staffing business conducted by Staff Builders or ATC or (B) be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any person or entity whose business is home health care or supplemental staffing; or (C) directly or indirectly solicit, recruit or hire any employee of


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Staff Builders or ATC to leave the employ of Staff Builders or ATC; or (D)
solicit any client or customer of Staff Builders or ATC to terminate or modify its business relationship with Staff Builders or ATC.

            (c) The foregoing restrictions on the EMPLOYEE set forth in this
Section 7 shall be operative for the benefit of Staff Builders and of any business owned or controlled by Staff Builders, ATC, or any successor or assign of any of the foregoing.

            (d) EMPLOYEE acknowledges that the restricted period of time and geographical area specified in this Section 7 is reasonable, in view of the nature of the business in which Staff Builders or ATC is engaged and the EMPLOYEE's knowledge of Staff Builders' or ATC's businesses. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified in this Section 7 should be determined to be unreasonable in a judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.

            (e) The parties acknowledge that any breach of this Section 7 will cause Staff Builders or ATC irreparable harm for which there is no adequate remedy at law, and as a result of this, Staff Builders or ATC shall be entitled to the issuance of an injunction, restraining order or other equitable relief in favor of Staff Builders or ATC restraining EMPLOYEE from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Staff Builders or ATC may have at law or in equity.

            (f) For purposes of this Section 7, the term "Staff Builders" shall refer to the Corporation and all of its parents, subsidiaries and affiliated corporations.

         8. JURISDICTION. The EMPLOYEE consents to the jurisdiction of the Supreme Court of the State of New York or of any Federal Court in the City of New York for a determination of any dispute as to any matters whatsoever arising out of or in any way connected with this Agreement and authorizes the service of process on his by registered mail sent to him at his address shown on the records of Staff Builders.

         9. HANDBOOK; GROUP INSURANCE PROGRAM BOOKLET. The EMPLOYEE acknowledges receipt of Staff Builders Employee Handbook and Group Insurance Program booklet (together, the "Handbook"). The terms of the Handbook are incorporated herein by reference.

         10. BINDING EFFECT. This Agreement shall bind and inure to the benefit of Staff Builders, its successors and assigns and shall inure to the benefit of, and be binding upon, the EMPLOYEE, his heirs, executors and legal representatives.

         11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision, or any part thereof.

         12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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         13. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.

         14. MODIFICATION, TERMINATION OR WAIVER. This Agreement may only be amended or modified by a written instrument executed by the parties hereto. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.

         IN WITNESS WHEREOF, Staff Builders and the EMPLOYEE have executed this Employment Agreement as of the date first above written.




                                           STAFF BUILDERS, INC.

                                           By: /s/ David Savitsky
                                              ---------------------------------
                                                   David Savitsky
                                                   President

                                           By:  /s/ Alan Levy
                                              ----------------------------------
                                                    Alan Levy